UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 25, 2007
CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)
250 East Fifth Street, Cincinnati, Ohio 45202
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code:  (513) 784-8000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements
This Current Report on Form 8-K contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including: the Company’s ability to achieve the full cost savings and other benefits anticipated from its announced restructuring; the continuing impact of the 2006 conversion to a tariff-only banana import regime in the European Union; unusual weather conditions; industry and competitive conditions; changes in financing markets; product recalls affecting the industry and consumer confidence in the Company’s products; the customary risks experienced by global food companies, such as the impact of product and commodity prices, food safety, currency exchange rate fluctuations, government regulations, labor relations, taxes, crop risks, political instability and terrorism; and the outcome of pending claims and governmental investigations involving the Company.
Any forward-looking statements made in this Current Report on Form 8-K speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the Company undertakes no obligation to update any such statements. Additional information on factors that could influence Chiquita’s financial results is included in its SEC filings, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Item 2.05  Costs Associated with Exit or Disposal Activities.
On October 25, 2007, the Board of Directors of Chiquita Brands International, Inc. (the “Company” or “Chiquita”) approved a restructuring plan, including management changes, designed to accelerate its previously announced strategy to become the global leader in healthy, fresh foods (the “Restructuring Plan”). The restructuring is designed to improve the Company’s profitability by consolidating operations and simplifying its overhead structure to improve efficiency, stimulate innovation and further enhance focus on customers and consumers. These actions are being taken in light of market and other conditions and are intended to improve our performance in areas we can more directly influence and control. As a result of the Restructuring Plan, the Company expects to generate sustainable cost reductions in the range of $60‑80 million annually, beginning in 2008. Cost savings resulting from the management changes will be effective at the start of 2008, and the other business model changes, including facility consolidations are expected to be substantially complete by the end of the first quarter 2008.
The Restructuring Plan, which is expected to drive greater integration and efficiency across business units and geographies, contemplates (1) a simplification and reduction of the Company’s operating and corporate overhead structure, including the elimination of more than 160 management positions worldwide, or a 21 percent reduction at the three highest levels, and related reductions in administrative expenses; and (2) business model changes, including network optimization and, as described in the Company’s recent announcement attached hereto as Exhibit 99.1, the planned exit from certain non-strategic or unprofitable businesses. These actions will result in a charge of approximately $25 million, substantially all of which will be incurred in the fourth quarter of 2007. The total $25 million charge is expected to result in approximately $15 million of cash expenditures attributable to severance and other one-time termination costs, with the remaining $10 million attributable to asset write downs associated with closed facilities and other miscellaneous items. The majority of the $15 million in cash expenditures will be disbursed in the three-month period ended March 31, 2008. The Company may identify additional opportunities as it implements the Restructuring Plan that could require as yet unidentified additional charges.
Additional information relating to the Restructuring Plan is contained in a press release issued by the Company on October 29, 2007, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As part of the Restructuring Plan, Chiquita has simplified its organizational structure so that primary accountability is delineated by geography rather than product line. In addition, the Company’s product supply organization, innovation efforts and certain corporate support functions have been consolidated worldwide to drive greater network efficiency, prioritize the development of higher-margin, value-added products and improve the Company’s market competitiveness. In connection therewith, on October 25, 2007, the Company made the following changes in roles and responsibilities, effective immediately.
Appointment of Executive Officers
Michel Loeb has been appointed President, Europe and Middle East. Mr. Loeb, age 53, will be responsible for all aspects of the Company’s operations throughout Europe and the Middle East, including bananas and other produce. Mr. Loeb joined Chiquita in January 2004 as president of Chiquita Fresh Group — Europe. Previously, Mr. Loeb served as managing director in the United Kingdom and marketing director for Europe, Africa and Near East for S.C. Johnson & Son, Inc., a manufacturer of consumer products. Mr. Loeb spent 15 years in senior marketing and brand management positions at S.C. Johnson. Before joining S.C. Johnson, he spent eight years with Nestlé Belgium as sales and marketing manager of pet food and dairy products and senior brand manager of chocolate products.
Brian W. Kocher has been appointed President, North America. Mr. Kocher will be responsible for all aspects of the Company’s operations in North America, including value-added salads, bananas and other produce. Mr. Kocher, age 38, joined the Company in February 2005 and has served since April 2005 as vice president, controller and chief accounting officer. As Mr. Kocher has maintained oversight for the Company’s accounting operations through substantially all of 2007, he will maintain, on a transitional basis, responsibility as the Company’s Chief Accounting Officer through the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2007. Mr. Kocher worked from June 2002 to February 2005 at Hill-Rom, Inc., a leading provider of medical equipment and integrated caregiver solutions and a subsidiary of Hillenbrand Industries, Inc., where he held a variety of positions, including vice president of sales for services from October 2004 to February 2005, vice president of national accounts from April 2003 to October 2004, and executive director of commercial finance from June 2002 to April 2003. Before joining Hill-Rom, Mr. Kocher served for three years in a number of positions of increasing responsibility with General Electric Co., including vice president and global controller for GE Capital Global Consumer Finance, vice president of finance for GE

Capital International Financial Holding Co. and global controller at GE Capital Information Technology Systems.
Tanios Viviani has been appointed as President, Global Innovation and Emerging Markets, and Chief Marketing Officer. Mr. Viviani, age 45, joined the Company in 2004 and has served since June 2005 as president of the Fresh Express Group. He was vice president, Fresh Cut Fruit of the Company from October 2004 to July 2005.
Waheed Zaman has been appointed Senior Vice President, Product Supply Organization. Mr. Zaman will lead the Company’s end-to-end supply chain. Mr. Zaman, age 46, has been senior vice president, supply chain and procurement of the Company since September 2006. From December 2005 to September 2006, Mr. Zaman was senior vice president, supply chain, procurement and chief information officer of the Company. From February 2004 to December 2005, he served as vice president and chief information officer of the Company.
Kevin Holland has been appointed Senior Vice President, Chief People Officer. Mr. Holland, age 45, has been senior vice president, human resources of the Company since October 2005.
Additional biographical information regarding Messrs. Zaman, Viviani and Holland can be found in Item 10 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and is incorporated herein by reference.
There are no family relationships between any of the executives listed above and any director or executive officer of the Company, and none of the executives has a direct or indirect material interest in any transactions with the Company.
Separation of Robert F. Kistinger
In conjunction with the foregoing organization changes, the position of President and Chief Operating Officer, Chiquita Fresh Group held by Robert F. Kistinger has been eliminated. Mr. Kistinger has been appointed to hold the position of President, Special Assignments, until his departure from the Company effective as of December 31, 2007. In connection with his separation from the Company, Mr. Kistinger will be entitled to benefits under the terms of the Company’s Executive Officer Severance Pay Plan. The Company is in the process of finalizing a separation agreement with Mr. Kistinger reflecting the terms of the Executive Officer Severance Pay Plan, and will file a copy of this agreement following its execution.

Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.

99.1	Press release issued by Chiquita Brands International, Inc. on October 29, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2007	CHIQUITA BRANDS INTERNATIONAL, INC.
	By:	/s/ James E. Thompson
James E. Thompson
Senior Vice President, General Counsel and Secretary